EXHIBIT #10.1


[REPORTING COMPANY NOTE: THE FOLLOWING IS A ROUGH ENGLISH TRANSLATION OF THE CHINESE ORIGINAL AND CERTAIN ENGLISH WORDS THAT WERE DROPPED OR NOT INCLUDED IN THE TRANSLATION HAVE BEEN REINSERTED IN THE FOLLOWING TEXT OF THE AGREEMENT]

Agreement for Exclusive Agent

First Party:      Yiwu Generating Equipment Co., Ltd.
                  Address:  [deleted]

Second Party:     China Direct Trading Corporation
                  Address:  [deleted]

         The first party is a special company producing generating sets which are registered in China, the main product type includes: Diesel generator, Gasoline generator, Kerosene generator, Natural gas generator and LPG generator gas. The second is a company engaged in sale of power sets in the USA. Now on basic [terms] of bilateral mutual benefit [to the parties], concerned to exclusive agent of gas generator produced by the First Party, both part [ies] [to] achieve the following items:

         Second party is the exclusive agent of the First Party about LPG generator[s] in market of USA, so the First Party can't establish a second agent [for that market], if there is an American customer inquiry to the First Party, the First Party should promptly pass on the information to the Second Party.

         The Second Party should positively develop a [program] for the product develop [ment] market, set up distributor [network] and expand sales volume. The Second Party agrees to purchase 3 million US Dollars sales volume in a year, and in batches give the order to the First Party. The Second Party should establish fittings and after service center, employ special maintenance [staff], and the First Party should support it in technology and training.

         The Second Party [shall] give the First Party the order group by group [USA orders for LPG generators], the First Party should [deliver] on time [to] the [customer] premises, guarantee the quality and quantity. E Ach time when the Second party orders, both parties should sign the sales contract, payment method being LC or TT.


         If the Second Party can put across the ordered goal, it shall have priority to be the exclusive agent in the USA for the second year [of this Agreement]. If the Second Party can't complete order goal [herein], after the First Party attest and analysis, the First Party shall have the right to abolish [cancel] [exclusivity] of the Second Party [hereunder]. This Agreement is valid from 1st October 2005 to 30th September 2006. This Agreement altogether two, both sides respectively have one, both parties will through negotiations serve things not included {This Agreement consists of two sides, the two constituting the Agreement. The parties agree to do all acts necessary to execute and implement this Agreement].

         [Signatures of Parties]

Dated:  September 27, 2005